Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as amended, for the registration of 200,000 additional shares of common stock of Avatar Holdings Inc. of our reports dated March 5, 2007, with respect to the consolidated financial statements and schedule of Avatar Holdings Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2006, Avatar Holdings Inc. and subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Avatar Holdings Inc. and subsidiaries, filed with the Securities and Exchange Commission.


                                    /s/  Ernst & Young LLP

                                    Certified Public Accountants

West Palm Beach, Florida
November 7, 2007